UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2014

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operations and Financial Condition.

On March 20, 2014, dELiA*s, Inc., a Delaware corporation (the “Company”), announced its results for the fourth quarter and fiscal year ended February 1, 2014. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated into this Item 2.02 by reference.

The information in this Current Report on Form 8-K, including the exhibit hereto, is being furnished to the Securities and Exchange Commission, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference into any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 8.01.	Other Events.

As previously disclosed in a Current Report on Form 8-K filed by the Company on February 6, 2014, the Company received a notification letter from The NASDAQ OMX Group (“Nasdaq”) on January 31, 2014 indicating that the bid price of the Company’s common stock for the previous 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5450(a)(1). As of the close of the market on March 11, 2014, the Company’s common stock closed at $1.00 per share or more for ten consecutive business days. Consequently, on March 13, 2014, the Company received a subsequent notification letter from Nasdaq advising that the Company regained compliance with Nasdaq Listing Rule 5450(a)(1) and that the matter was closed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of dELiA*s, Inc. dated March 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: March 20, 2014	By:	/s/ David J. Dick
David J. Dick, Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of dELiA*s, Inc. dated March 20, 2014.